EXHIBIT 99.1
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                                [LOGO -- TRIARC]

                             Triarc Companies, Inc.
                                 280 Park Avenue
                               New York, NY 10017

                                                           FOR IMMEDIATE RELEASE

CONTACT:  ANNE A. TARBELL
          (212) 451-3030
          WWW.TRIARC.COM


             TRIARC DECLARES CASH AND CLASS B COMMON STOCK DIVIDENDS

            o TWO-FOR-ONE CLASS B COMMON STOCK DIVIDEND IS DECLARED

  o CLASS A AND CLASS B QUARTERLY CASH DIVIDENDS TOTALING $0.215 ARE DECLARED

    o $50 MILLION SHARE REPURCHASE PROGRAM AMENDED TO INCLUDE CLASS B STOCK


NEW YORK, NY, AUGUST 11, 2003 -- Triarc Companies, Inc. (NYSE: TRY) announced today that its Board of Directors approved a special stock dividend of two shares of a newly designated Class B Common Stock, Series 1 for each outstanding share of Class A Common Stock. The Board of Directors also approved the payment of initial regular quarterly cash dividends of $0.065 per share on its Class A Common Stock and $0.075 per share on the Class B Common Stock (for an aggregate quarterly cash dividend of $0.215). On October 25, 2001, shareholders of Triarc approved the authorization of Class B Common Stock. Triarc currently intends to declare and pay quarterly cash dividends; however, there can be no assurance that any dividends will be declared or paid in the future, or of the amount or timing of such dividends, if any.

         For a period of three years, the Class B Common Stock will be entitled to at least 110% of the Class A Common Stock regular quarterly cash dividend,


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when, as and if, declared. The Class B Common Stock will also be entitled to
1/10 vote per share. In addition, the Class B Common Stock will be entitled to a $.01 per share preference in the event of any liquidation or winding-up of Triarc and, after each share of Class A Common Stock receives $.01 per share, will share ratably with the Class A Common Stock in the remaining assets of Triarc. Neither the Class B Common Stock nor Triarc's currently outstanding Class A Common Stock will be convertible into the other class of common stock.

         The record date for the Class B Common Stock dividend is August 21, 2003, and the distribution date will be September 4, 2003. Triarc shareholders will not be required to take any action to receive the Class B Common Stock on the distribution date. The record date for the Class A and Class B cash dividends is September 15, 2003 and the payment date will be September 25, 2003. American Stock Transfer & Trust Company, Triarc's transfer agent, (tel. # 1-800-937-5449; info@amstock.com) is serving as the distribution agent for the Class B Common Stock and all cash dividends.

         Triarc has applied to list its Class B Common Stock on the New York Stock Exchange and expects that regular way trading in the Class B Common Stock under the ticker symbol "TRY.B" will begin on September 5, 2003. The Class B Common Stock is expected to begin trading on a "when-issued" basis on the New York Stock Exchange under the ticker symbol "TRY.B wi" on or about August 19, 2003. During the "when-issued" period, which will end on the Class B Common Stock distribution date (September 4, 2003), Triarc Class A Common Stock with due bills (ticker symbol "TRY") will trade on the New York Stock Exchange. Triarc Class A Common Stock without due bills


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(ticker symbol "TRY wi") will also trade on the New York Stock Exchange during the "when-issued" period.

     A registration statement under the Securities Exchange Act of 1934, as amended, will be filed with the Securities and Exchange Commission ("SEC"). Additionally, appropriate adjustments will be made for the stock dividend with respect to the conversion feature of Triarc's recently issued 5% Convertible Notes due 2023 (the "Convertible Notes") and with respect to all outstanding options under Triarc's stock option plans. Following the stock dividend, each Convertible Note (having a principal amount of $1,000) will be convertible into 25 shares of Class A Common Stock and 50 shares of Class B Common Stock. A post-effective amendment to the registration statement under the Securities Act of 1933, as amended, for the Convertible Notes and the shares of stock issuable upon conversion of such notes will be filed with the SEC to cover the Class B Common Stock. Until such post-effective amendment is declared effective by the SEC, no such securities may be resold pursuant to the registration statement.

     Outstanding options will be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock. Option holders will be required to exercise each outstanding option for Class A Common and Class B Common Stock at the same time. Shares of Class B Common Stock have been reserved for both future conversions of the Convertible Notes and exercises of stock options.

     On June 3, 2003 Triarc's stock repurchase program was extended until January 18, 2005 and the amount available under the program was replenished to permit the purchase of up to $50 million of Class A Common Stock. Today,


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the Board of Directors also approved the amendment of the stock repurchase program to permit the Company to use the $50 million to also repurchase shares of the Class B Common Stock following the issuance of the Class B Common Stock on September 4, 2003.

     Commenting on today's dividend actions, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "Given Triarc's strong balance sheet and recent tax law changes, we believe it is the right time to declare an initial regular quarterly cash dividend as an additional means of building shareholder value. Declaring a cash dividend demonstrates the Board's confidence in the Company's long-term growth opportunities and financial strength. We will also continue to repurchase Triarc's common stock as market conditions warrant and to the extent legally permissible. Since 1998, Triarc has repurchased approximately $340 million of its common stock including 9.9 million Class A common shares and approximately 6.0 million shares of a prior class of previously outstanding Class B common shares."

         Peltz added: "During our 30-year partnership, Peter May and I have successfully utilized dual class structures and shareholders have benefited equitably from these structures. At Triarc, we believe that a capital structure utilizing two classes of common stock will enhance our flexibility as we respond to future acquisition opportunities. In combination with our existing significant cash and investment position and potential to leverage future transactions, we believe that the Class B stock gives Triarc increased flexibility to pursue value additive acquisitions."


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         Triarc is a holding company and through its subsidiaries, the franchisor of the Arby's(R) restaurant system and, as of June 29, 2003, an operator of 238 Arby's restaurants located in the United States.

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                                 Notes to Follow



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                             NOTES TO PRESS RELEASE

1. The actual declaration and payment of quarterly cash dividends and the timing and amount thereof are in the sole discretion of the Board of Directors and there can be no assurance that quarterly cash dividends will be declared or paid in any subsequent quarters, or of the amount or timing of such dividends, if any.

2. The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements which address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following: competition, including pricing pressures, the potential impact of competitors' new units on sales by Arby's(R)restaurants and consumers' perceptions of the relative quality, variety and value of the food products offered; success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of positive or adverse publicity; market acceptance of new product offerings; new product and concept development by competitors; changing trends in consumer tastes and preferences (including changes resulting from health or safety concerns with respect to the consumption of beef, french fries or other foods or the effects of food-borne illnesses) and in spending and demographic patterns; the business and financial viability of key franchisees; availability, location and terms of sites for restaurant development by the Company and its franchisees; the ability of franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development; delays in opening new restaurants or completing remodels; anticipated or unanticipated restaurant closures by the Company and its franchisees; the ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants; changes in business strategy or development


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     plans; quality of the Company's and franchisees' management; availability, terms (including changes in interest rates) and deployment of capital; business abilities and judgment of the Company's and franchisees' personnel; availability of qualified personnel to the Company and to franchisees; labor and employee benefit costs; availability and cost of energy, raw materials, ingredients and supplies; the potential impact that interruptions in the distribution of supplies of food and other products to Arby's restaurants could have on sales at Company-owned restaurants and the royalties that Arby's receives from franchisees; availability and cost of workers' compensation and general liability premiums and claims experience; changes in national, regional and local economic, market, business or political conditions in the countries and other territories in which the Company and its franchisees operate; changes in government regulations, including franchising laws, accounting standards, environmental laws, minimum wage rates and taxation requirements; the costs, uncertainties and other effects of legal, environmental and administrative proceedings; the impact of general economic conditions on consumer spending, including a slower consumer economy and the effects of war or terrorist activities; adverse weather conditions; and other risks and uncertainties affecting the Company and its subsidiaries detailed in the Company's Form 10-K for the fiscal year ended December 29, 2002 (see especially "Item 1. Business-Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations"), and in our other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control. We will not undertake and specifically decline any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.


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